United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(96,380)
Unrealized Gain (Loss) on Market Value of Futures	193,000
Dividend Income	411
Interest Income	717
ETF Transaction Fees	1,050
Total Income (Loss)	$98,798

Expenses
General Partner Management Fees	$28,209
Brokerage Commissions	1,204
NYMEX License Fee	564
Non-interested Directors' Fees and Expenses	389
Prepaid Insurance Expense	164
Other Expenses	10,894
Total Expenses	41,424
Expense Waiver	(5,267)
Net Expenses	$36,157
Net Income (Loss)	$62,641

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/13	$43,085,691
Additions (200,000 Units)	3,480,456
Net Income (Loss)	62,641

Net Asset Value End of Month	$46,628,788
Net Asset Value Per Unit (2,700,000 Units)	$17.27

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2013 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612